UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 25, 2013

Hines Real Estate Investment Trust, Inc.
__________________________________________
 (Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Shareholder Letter

On March 28, 2013, Hines Real Estate Investment Trust, Inc. (“Hines REIT” or the “Company”) distributed a communication to its stockholders and certain broker-dealers and is simultaneously making this information available through this filing. A copy of such communication is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

Special Distribution

On March 25, 2013, the board of directors of Hines REIT authorized the Company to declare a distribution of $197 million, resulting in a distribution to stockholders of $0.80 per share to be paid on April 30, 2013 to all stockholders of record as of April 2, 2013. This distribution will be designated by Hines REIT as a special distribution, which will be a return of a portion of the stockholders' invested capital and, as such, will reduce their remaining investment in Hines REIT. The special distribution represents a portion of the proceeds from the sale of Williams Tower and other strategic asset sales. The special distribution will be paid on April 30, 2013 and the designation as a special distribution will not impact the tax treatment of the distribution to the Company's stockholders. The special distribution is not subject to reinvestment pursuant to the Company's dividend reinvestment plan and will be paid in cash.

New Estimated Per Share Net Asset Value

As previously disclosed in the Company's Current Reports on Form 8-K, approximately 30% of distributions that were declared for the quarters ended December 31, 2012 and March 31, 2013 were designated by the Company as special distributions, which represent a return of a portion of the stockholders' invested capital and, as such, reduced their remaining investment in Hines REIT. For each of the quarters ended December 31, 2012 and March 31, 2013, the portion of the distribution that was designated as a special distribution was equal to $0.03 per share. The combination of the special distribution of $0.80 per share described above with the $0.03 per share special distributions for each of the quarters ended December 31, 2012 and March 31, 2013 results in total special distributions of $0.86 per share since the Company's last announcement of an estimated per share net asset value (“NAV”) of its common stock. These special distributions reduce the estimated per share NAV of $7.61, that was disclosed in the Company's Current Report on Form 8-K filed on November 30, 2012, resulting in a new estimated per share NAV of $6.75, effective April 2, 2013.

It is important to note that the prior estimated per share NAV of $7.61 was based on estimates of the value of the Company's real estate investments, cash and other assets and debt and other liabilities as of September 30, 2012 and that no subsequent valuation has been undertaken by the Company. For a discussion of the methodology pursuant to which the prior estimated per share NAV was determined by the Company's board of directors, please see the Company's Current Report on Form 8-K filed on November 30, 2012.

The new estimated per share NAV of $6.75 has been calculated as of a moment in time, and has only been updated to reflect the reduction that results from the declaration of the $0.86 per share of special distributions. Accordingly, the reduction in the estimated per share NAV is a function of the payment of the special distribution as a partial return of stockholders' investment in the Company and is not indicative of any new valuation of the Company's real estate portfolio. Although the value of the Company's common shares will fluctuate over time as a result of, among other things, developments related to individual assets, changes in the real estate and capital markets, additional sales of assets, the distribution of sales proceeds to the Company's stockholders and changes in corporate policies such as the Company's dividend level relative to earnings, the Company does not undertake to update the estimated per share NAV on a regular basis. As a result, stockholders should not rely on the estimated per share NAV as being an accurate measure of the then-current value of shares of the Company's common stock in making a decision to buy or sell shares of the Company's common stock, including whether to reinvest distributions by participating in the dividend reinvestment plan and whether to request redemption pursuant to the Company's share redemption program.

April 2013 Distributions

With the authorization of its board of directors, the Company declared distributions for the month of April 2013. These distributions will be calculated based on stockholders of record each day during the month of April 2013 in an amount equal to $0.00073973 per share, per day and will be paid in July 2013 in cash or reinvested in stock for those participating in Hines REIT's dividend reinvestment plan. This rate per share, per day, reflects a reduction from the $0.00138082 per share, per day rate that was declared between July 1, 2010 and March 31, 2013. This rate per share, per day represents a 4.0% annualized yield based on the Company's new estimated per share NAV of $6.75, assuming such distribution rate is maintained for a twelve-month period.

Share Purchase Price for Dividend Reinvestment Plan

As the new estimated per share NAV will take effect on April 2, 2013, participants in the Company's dividend reinvestment plan will acquire shares at a fixed price of $6.75 per share rather than at the current price of $7.61, beginning with the distributions to be paid for the second quarter of 2013, which will be aggregated and paid in July 2013. Therefore, the shares to be issued under the Company's dividend reinvestment plan in connection with distributions previously declared for January, February and March of 2013, which will be aggregated and paid in April 2013, will be issued at the current price of $7.61 per share.

Share Redemption Program

Shares of common stock of Hines REIT are currently not listed on a national securities exchange and the Company currently does not intend to list its shares. In order to provide its stockholders with some liquidity, the Company instituted a share redemption program. However, on November 30, 2009, the Company's board of directors determined that it was in the Company's best interest to suspend its share redemption program until further notice, except with respect to redemption requests made in connection with the death or disability (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)) of a stockholder. On March 25, 2013, the Company's board of directors amended and restated the Company's share redemption program and reinstated the program effective for share redemption requests received on or after April 1, 2013, subject to the conditions and limitations described in the amended and restated share redemption program. The complete text of the amended and restated share redemption program is as follows:

Prior to the time, if any, as the Company's shares are listed on a national securities exchange and subject to the conditions and limitations described in this share redemption program, any shares that have been held by the stockholder for at least one year since the date of their acquisition, and were (i) purchased from the Company (ii) received through a non-cash transaction, not in the secondary market or (iii) purchased from another stockholder prior to January 11, 2009, may be presented in whole or in part to the Company for redemption. In connection with such requests, the Company may, in its discretion, waive the one-year holding period requirement as well as certain other limitations in the circumstances described below. The Company will not pay its Advisor, Hines Associates Limited Partnership, or its affiliates any fees to complete any transactions under our share redemption program.

To the extent the Company's board of directors determines that it has sufficient available cash flow for redemptions, the Company intends to redeem redemption requests for cash on a quarterly basis; however, the Company's board of directors may determine from time to time to adjust the timing of redemptions upon 30 days' notice, which will be provided in the form of a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) and made available on the Company's website (www.Hinessecurities.com). The funds available for redemption will generally be limited to the amount of proceeds received from the Company's dividend reinvestment plan in the prior quarter. However, the Company's board of directors may approve requests for redemptions in excess of this amount, as long as the total amount redeemed does not exceed the amount required to redeem 10% of the Company's shares outstanding as of the same date in the prior calendar year. In the event of a redemption request in connection with the death or disability (as defined in the Code) of a stockholder, the Company may waive the one-year holding period requirement as well as the annual limitation on the number of shares that will be redeemed as summarized above. In addition, in the event a stockholder is having all his shares redeemed, the one-year holding requirement will be waived for shares purchased under the Company's dividend reinvestment plan.

The Company's board of directors may terminate, suspend or amend the Company's share redemption program and discontinue redemptions at any time without stockholder approval upon 30 days' written notice if the Company's board of directors believes such action is in the Company's best interests, or if the board of directors determines the funds otherwise available to fund the Company's share redemption program are needed for other purposes. The written notice will take the form of a Current Report on Form 8-K filed with the SEC and made available on the Company's website.

Beginning with share redemption requests received on or after April 1, 2013, the Company's share redemption price will be $5.75 per share, which is 85% of the Company's revised estimated per share NAV. The redemption price was determined by the Company's board of directors in its sole discretion. This new share redemption price will apply to ordinary share redemption requests received on or after April 1, 2013, which, if redeemed, will be redeemed in July 2013. Any shares that are redeemed in April 2013 pursuant to eligible redemption requests in connection with the death or disability of a stockholder that are received prior to April 1, 2013 will be redeemed at the current redemption price of $7.61 per share. Additionally, any shares that are redeemed pursuant to eligible redemption requests in connection with the death or disability of a stockholder that are received on or after April 1, 2013, will be redeemed at the new estimated per share NAV of $6.75.

The Company's board of directors may adjust the per-share redemption price from time to time based on the Company's then-current estimated per share value at the time of the adjustment and such other factors as it deems appropriate, including but not limited to the then-current offering price of the Company's shares (if any), the Company's then-current dividend reinvestment plan price and general market conditions. At any time during which the Company is engaged in an offering of shares, the per-share price for shares purchased under the Company's redemption program will always be equal to or lower than the applicable per-share offering price. Real estate asset and notes payable values fluctuate, which in the future may result in an increase or decrease in the Company's net asset value. Thus, future adjustments to the Company's per share net asset value could result in a higher or lower redemption price. The members of the Company's board of directors must, in accordance with their fiduciary duties, act in a manner they believe is in the best interests of the Company's stockholders when making any decision to adjust the redemption price offered under the Company's share redemption program. The Company's board of directors will announce any price adjustment and the time period of its effectiveness upon 30 days' notice, which will be provided in the form of a Current Report on Form 8-K filed with the SEC and made available on the Company's website.

All redemption requests must be made in writing and received by the Company at least five business days prior to the end of the quarter. Stockholders may also withdraw their request to have their shares redeemed. Withdrawal requests must also be made in writing and received by the Company at least five business days prior to the end of the quarter. If the number of shares subject to redemption requests exceeds the limitations described above, or the Company's board of directors determines that available cash flow is insufficient to meet such requests, the Company will first redeem in full the shares for which redemption was requested in connection with the death or disability of a stockholder and thereafter the remaining redemption requests will be reduced on a pro rata basis and the unfulfilled portion of any redemption request will be held and considered for redemption until the next quarter unless the redemption request is withdrawn by the stockholder. Such pending requests will generally be honored on a pro rata basis with any new redemption requests received in the applicable quarter, after all redemption requests in connection with the death or disability of a stockholder have been honored in their entirety. The Company cannot guarantee that it will accommodate all requests made in any quarter. If the Company cannot accommodate all requests in a given quarter, stockholders may withdraw their redemption request.

Commitments by the Company to repurchase shares will be communicated either telephonically or in writing to each stockholder who submitted a redemption request at or promptly (no more than five business days) after the fifth business day following the end of each quarter. The Company will redeem the shares subject to these commitments, and pay the redemption price associated therewith, within three business days following the delivery of such commitments. Stockholders will not relinquish their shares until the Company redeems them.

Cash used to fund redemptions reduces the Company's liquidity available to fund its cash needs. Shares redeemed under the Company's share redemption program will be cancelled and will have the status of authorized but unissued shares. The Company will not resell such shares to the public unless such sales are first registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under appropriate state securities laws or are exempt under such laws. The Company will terminate its share redemption program in the event that its shares ever become listed on a national securities exchange or in the event a secondary market for its common shares develops.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Hines REIT Shareholder Letter dated, March 28, 2013.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the timing of payment of distributions and the fulfillment of redemption requests are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove to be incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks described in the “Risk Factors” section of Hines REIT's Annual Report on Form 10-K for the year ended December 31, 2011 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

March 28, 2013	By:	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Hines REIT Shareholder Letter, dated March 28, 2013